Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of May 7, 2021, by and among Vector Acquisition Corporation, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to the Closing) (“Parent”), Rocket Lab USA, Inc., a Delaware corporation (the “Company”), and Prestige USA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Company (“Merger Sub”). Each of the Company, Parent and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, the Parent, the Company and Merger Sub are party to that certain Agreement and Plan of Merger, dated as of March 1, 2021 (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties agree as follows:

SECTION 1. Amendments to Merger Agreement.

(a) The Merger Agreement is hereby amended by deleting the fourth recital and replacing such recital in its entirety with the following:

“WHEREAS, in connection with the Domestication, (i) each issued and outstanding Parent Class A Ordinary Share shall convert automatically, on a one-for-one basis, into one share of Class A common stock, par value $0.0001, per share of Parent (after its domestication as a corporation incorporated in the State of Delaware) (the “Delaware Parent Class A Common Stock”); (ii) each issued and outstanding Parent Class B Ordinary Share shall convert automatically, on a one-for-one basis, into one share of Class B common stock, par value $0.0001, per share of Parent (after its domestication as a corporation incorporated in the State of Delaware) (the “Delaware Parent Class B Common Stock”); (iii) each then issued and outstanding warrant of Parent shall convert automatically into a warrant to acquire one share of Delaware Parent Class A Common Stock (“Delaware Parent Warrant”); and (iv) each then issued and outstanding Parent Unit shall convert automatically into a unit of Parent (after its domestication as a corporation incorporated in the State of Delaware) (the “Delaware Parent Units”), with each Delaware Parent Unit representing one share of Delaware Parent Class A Common Stock and one-third of one Delaware Parent Warrant,”

(b) The Merger Agreement is hereby amended by deleting Section 2.4 and replacing such provision in its entirety with the following:

“Section 2.4 Governing Documents. At the First Effective Time, the certificate of incorporation and bylaws of the First Surviving Corporation shall continue to be the certificate of incorporation and bylaws of Parent as in effect immediately prior to the First Effective Time until thereafter amended in accordance therewith and with applicable law. Subject to Section 7.15, at the Second Effective Time, (i) the certificate of incorporation of the Second Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit K to this Agreement, and (ii) the bylaws of the Second Surviving Corporation shall be amended to read the same as the bylaws of Parent as in effect immediately prior to the Second Effective Time.”

(c) The Merger Agreement is hereby amended by deleting Section 7.26 and replacing such provision in its entirety with the following:

“Section 7.26 Domestication. Subject to receipt of the Domestication Approval, Parent shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Parent and the Company, together with the Certificate of Incorporation of Parent in substantially the form attached as Exhibit A to this Agreement (“Parent Charter”), in each case, in accordance with the provisions thereof and applicable Law, (b) adopting the bylaws in substantially the form attached as Exhibit B to this Agreement (“Parent Bylaws”), (c) completing and making and procuring all those filings required to be made with the Cayman Islands Registrar of Companies in connection with the Domestication, and (d) obtaining a certificate of de-registration from the Cayman Islands Registrar of Companies. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, (i) all then issued and outstanding Parent Class A Ordinary Shares shall convert automatically, on a one-for-one basis, into Delaware Parent Class A Common Stock; (ii) all then issued and outstanding Parent Class B Ordinary Shares shall convert automatically, on a one-for-one basis, into Delaware Parent Class B Common Stock; (iii) each then issued and outstanding warrant of Parent shall convert automatically into a Delaware Parent Warrant; and (iv) each then issued and outstanding Parent Unit shall convert automatically into a Delaware Parent Unit. Upon or as soon as practicable following the effectiveness of the Domestication, (i) the Parent Board (in their capacities as directors of a Delaware corporation) shall approve and adopt this Agreement and shall fix a record date and time (which date and time shall be approved by the Company and shall be as soon as practicable following the effectiveness of the Domestication) for purposes of determining the holders of Delaware Parent Common Stock entitled to act by consent in accordance with Section 228 of the DGCL to approve and adopt this Agreement and (ii) Parent shall use commercially reasonable efforts to obtain consents from the holders of a majority of the voting power of the outstanding shares of the Delaware Parent Common Stock as of such record date and time to so approve and adopt this Agreement in accordance with the DGCL”

(d) The Merger Agreement is hereby amended by deleting from Section 7.3(a)(B) the words “facilitate the solicitation by Parent of proxies from the holders of the shares of Delaware Parent Common Stock to approve at the Parent Special Meeting, by the requisite vote of Parent’s stockholders under the DGCL, Parent’s Charter Documents, the Nasdaq rules and regulations and applicable Law (the “Requisite Parent Stockholder Approval”)” and replacing them with the following:

“facilitate the solicitation by Parent of proxies from the holders of Parent Class A Ordinary Shares and Parent Class B Ordinary Shares to approve at the Parent Special Meeting, by the requisite vote of Parent’s stockholders under the Companies Act, the DGCL, Parent’s Charter Documents, the Nasdaq rules and regulations and applicable Law (the “Requisite Parent Stockholder Approval”)”

(e) The Merger Agreement is hereby amended by replacing Exhibit A thereto with Exhibit A attached to this Amendment.

(f) Schedule A of the Merger Agreement is hereby amended by adding the following defined terms and section references to the table set forth therein in the appropriate alphabetical order:

“Delaware Parent Class A Common Stock”        Recitals

“Delaware Parent Class B Common Stock”        Recitals

(g) Schedule A of the Merger Agreement is hereby amended by deleting the entry for the defined term “Delaware Parent Common Stock” from the table set forth therein and replacing it in its with the following:

“Delaware Parent Common Stock”         Schedule A

(h) Schedule A of the Merger Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Delaware Parent Common Stock” shall mean (a) following the Domestication and prior to the First Merger, Delaware Parent Class A Common Stock and Delaware Parent Class B Common Stock, collectively, or as the context may otherwise require, Delaware Parent Class A Common Stock or Delaware Parent Class B Common Stock, and (b) following the Second Merger, the Second Surviving Corporation Common Stock.

(i) The Merger Agreement is hereby amended by adding a new Exhibit K, in the form attached hereto as Exhibit B.

SECTION 2. Miscellaneous. Sections 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.12, 11.14 and 11.15 of the Merger Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

VECTOR ACQUISITION CORPORATION

By:	/s/ David Baylor
Name: David Baylor Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

PRESTIGE USA MERGER SUB, INC.

By:	/s/ Peter Beck
Name: Peter Beck Title: President and Secretary

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ROCKET LAB USA, INC.

By:	/s/ Peter Beck
Name: Peter Beck Title: Chief Executive Officer and President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]